BANK OF AMERICA, N.A.


                                 LOAN AGREEMENT

     This Loan Agreement (the "Agreement") dated as of February 29, 2000, by and between BANK OF AMERICA, N.A., a national banking association ("Bank") and the Borrower described below:

     In consideration of the Loan described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

     1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

          A. Affiliate. As to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person or any individual related to such Person. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

          B. Borrower. Frisby Technologies, Inc., a Delaware corporation.

          C. Borrower's Address: 3195 Centre Park Boulevard Winston-Salem, NC 27107

          D. Collateral. The property and interests in property securing payment and performance of the Loan, as set forth in Section 3 hereof.

          E. Hazardous Materials. All materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

          F. Loans. Collectively, the loans, credit facilities and Hedge Agreements described in Section 2 hereof and any other existing or subsequent loan or extension of credit by Bank to the Borrower that is subject to this Agreement.

          G. Loan Documents. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guaranties, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

          H. Material Adverse Effect. Any material adverse effect on (i) the business, assets, operations or financial or other condition of Borrower and its subsidiaries, (ii) the Borrower's ability to pay the Obligations in accordance with the terms thereof, or (iii) the Collateral or Bank's security interest in the Collateral or the priority of such security interest.

          I. Note. the promissory note described in Section 2 hereof.

          J. Obligations. The Loans and all other loans, advances, indebtedness, liabilities, obligations, covenants and duties (including post-petition interest on the foregoing, to the extent lawful) owing, arising, due or payable from the Borrower to the Bank of any kind or nature, present or future, arising under this Agreement or any of the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to the Borrower by the Bank under this Agreement or any of the other Loan Documents, as well as all obligations of the Borrower pursuant to any Hedge Agreements.

          K. Permitted Liens. Collectively, (i) all liens or security interests securing indebtedness owed to Bank, (ii) pledges or deposits made in the ordinary course of business in connection with or to secure workers' compensation, unemployment insurance, pensions or other employee benefits accruing under provisions of law or under agreements now in force and disclosed to Lender, (iii) liens imposed by law, such as carriers', warehousemen's, materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations that are not overdue, or which are being contested in good faith and against which, if requested by the Bank, the Borrower will establish reserves satisfactory to the Bank, (iv) zoning restrictions, easements, licenses, reservations, covenants, conditions, and restrictions on the use of property which do not, in the aggregate, materially detract from the value of Borrower's property or assets or materially impair the use thereof in the operation of its business; (v) liens for taxes not due or which are being contested in good faith and against which, if requested by the Bank, the Borrower will establish reserves satisfactory to the Bank; and (vi) purchase money security interests granted by the Borrower in the ordinary course of its business.

          L. Person. A corporation, an association, a joint venture, a limited liability company, a partnership, an organization, a business, an individual, a trust or a government or political subdivision thereof or any government agency or any other legal entity.

          M. Prime Rate. The prime rate of the Bank, as announced or otherwise established from time to time. The Prime Rate is a reference rate used for pricing commercial and consumer loans and is not necessarily the best or lowest rate to any borrower on any loan from the Bank.

          N. Tangible Net Worth. The amount by which Borrower's total assets exceed total liabilities in accordance with GAAP, minus (i) goodwill, (ii) contract rights, (iii) leasehold improvements, (iv) assets representing claims on (A) shareholders, directors, or officers or (B) Affiliates, and
     (v) other assets constituting intangible assets, including, without limitation, any patents, trademarks, tradenames, copyrights or similar intellectual property.

     Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied. All financial computations made under this Agreement for the purpose of determining compliance with the financial requirements of this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP, as in effect on the date hereof.

     2. LOAN. Subject to the terms of this Agreement, Bank hereby agrees to make a revolving credit facility available to Borrower, as follows:

          A. Revolving Line of Credit. (i) Subject to the terms hereof, Bank agrees to extend a revolving line of credit (the "Revolver") to Borrower, in the original principal amount of Two Million Dollars ($2,000,000), for the purpose of providing temporary financing of the Borrower's short-term working capital needs, prior to the closing of a private placement of capital stock of the Borrower and receipt of the proceeds thereof (the "Private Placement"). Provided that no default has occurred hereunder, the Borrower may obtain advances from time to time under the Revolver, and may repay and re-borrow under the Revolver, subject to the Borrowing Base Agreement attached hereto as Exhibit A and by reference made a part hereof. To evidence the Revolver, Borrower shall execute and deliver to Bank a promissory note (the "Note") in the principal amount of $2,000,000, which Note shall bear interest and be payable in accordance with the terms set forth hereinbelow. The Revolver shall mature and become payable in full on July 31, 2000, which date shall be the "Maturity Date".

          (ii) Fees. (a) The Borrower shall pay a commitment fee to the Bank for the Revolver in the amount of $40,000, of which $10,000 will be refundable to the Borrower if the Private Placement is closed and net proceeds therefrom of not less than $6,500,000 are received on or before June 1, 2000.

                    (b) The Borrower shall also pay an availability  fee for the
               Revolver quarterly in arrears, in the amount of one-half percent (1/2%) of the average unused balance of the Revolver during each quarter.

          (iii) Interest and Principal. Interest on the principal amount outstanding under the Revolver from time to time shall accrue at a variable rate of the Prime Rate, plus two hundred basis points (2.00%) per annum, which accrued interest shall be payable monthly in arrears. The interest rate payable on the Revolver shall be subject to change The interest rate shall become the Prime Rate plus 50 basis points (.50%) if the Private Placement is closed and gross proceeds of not less than $6,500,000 are received by the Borrower on or before June 1, 2000. The principal of the Note shall be repaid in full on the Maturity Date, together with all accrued but unpaid interest.

         (iv) Collateral Security. Repayment in full of all Obligations of the Borrower shall be secured by the Collateral.

         (v) Guaranties. Subject to the limitation set forth below, repayment in full of all Obligations of the Borrower shall be personally, and jointly and severally, guaranteed by Gregory S. Frisby and Jeffry D. Frisby (the "Guarantors"), pursuant to guaranty agreements in form satisfactory to the Bank (the "Guaranties"). It is provided, however, that the Guaranties will be released upon the closing of the Private Placement and receipt by the Borrower of gross proceeds of not less than $6,500,000 therefrom on or before June 1, 2000. It is further provided that each of the Guarantors shall be required to maintain minimum liquidity, as determined by the Bank, in an amount of not less than $500,000 at all times, the calculation of which minimum liquidity shall exclude all of the Guarantors' ownership interests in the Borrower and all home equity lines of credit. Notwithstanding the foregoing agreement to guarantee all of the Obligations of the Borrower, the Guarantors shall not be required to guarantee payment of any principal amounts outstanding under the Loan, up to or equal to Three Hundred Thousand Dollars ($300,000), at any time and so long as the principal amount outstanding under the Loan does not exceed $300,000, and no default has occurred under this Agreement. If, however, at any time the principal amount outstanding hereunder does not exceed $300,000 and a default occurs (as described in Section 8 below), which default is not cured by the Borrower within thirty (30) days following notice thereof from the Bank, the Guarantors shall be deemed to be guarantors of all Obligations of the Borrower.

         B. Hedge Agreements Borrower shall have the option to fix the interest rate on all or any portion of the Loan, at any time, through the use of a Hedge Agreement purchased from the Bank at the market rate for such products. For purposes hereof, a "Hedge Agreement" means any agreement between Borrower and Bank, or any affiliate of Bank, now existing or hereafter entered into, which provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's exposure to fluctuations in interest rates, currency valuations or commodity prices. Notwithstanding any other terms of this Agreement, any loan subject to a Hedge Agreement shall be prepayable only in accordance with, and subject to any fees imposed under, the terms of such Hedging Agreement.

     3. COLLATERAL SECURITY. Payment and performance of the Obligations shall be secured by the following Collateral, and the Borrower hereby grants, conveys, transfers and assigns to the Bank a security interest in and lien upon all of the property described below:

          A. A first and prior assignment of, security interest in and lien upon all of the Borrower's interests in and to all patents for products, goods and items produced or manufactured by the Borrower, and all processes employed in the production or manufacture thereof, to the extent the granting of such security interests shall not constitute a violation of law or a default under any existing agreement between the Borrower and any Person with regard to any such patents;

          B. A continuing first priority security interest in and lien upon all of the Borrower's accounts, inventory, and general intangibles, and a first priority security interest in and lien upon all of the Borrower's furniture, machinery and equipment, whether now owned or hereafter acquired, and wherever located, together with all proceeds thereof.

     Borrower agrees and undertakes to execute and deliver to the Bank such deeds of trust, security agreements, pledge agreements, assignments, financing statements, subordinations, certificates, waivers, estoppel agreements, and other documentation, in form acceptable to the Bank, as may be reasonably requested by the Bank in connection with the Collateral. Borrower further agrees that all of the Collateral shall secure all of the Obligations of the Borrower to the Bank. It is specifically agreed and acknowledged by the parties hereto that Borrower has entered into, or will enter into, a joint venture with Schoeller Textil AG, and that the personal and real property to be owned by such joint venture shall not be deemed to be Collateral, as herein defined.

     4. CONDITIONS PRECEDENT. The Bank's agreement to extend the Loan to the Borrower is subject to the fulfillment, to the Bank's satisfaction, of all of the following conditions:

          A. Bank shall have received, on or before the date hereof (i) a copy of the resolutions of the Board of Directors of the Borrower, certified on such date by an officer of the Borrower, authorizing the execution and delivery of this Agreement, the borrowings hereunder and the execution and delivery of the Note and the other Loan Documents and the Collateral, and
     (ii) such additional documents and requirements as the Bank or counsel for the Bank may reasonably request.

          B. The Borrower shall have executed and delivered all documentation for the Loan reasonably requested by the Bank, which shall be in form and content reasonably acceptable to the Bank and its counsel.

          C. The Borrower shall have provided to the Bank, in form satisfactory to the Bank, all financial and other information concerning its business and affairs, as reasonably requested by the Bank.

     D. The Borrower shall have provided to the Bank, in form and content satisfactory to the Bank and its counsel, an opinion of its counsel, stating that (i) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate and legal authority to own its property and carry on its business as now being conducted; (ii) this Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and similar laws and other laws generally affecting the enforceability of creditors' rights and to general principles of equity; and
(iii) the Loan Documents when duly executed and delivered by the Borrower to the Bank in accordance with the provisions hereof, will constitute the legal, valid, and binding obligations of the Borrower, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and similar laws and other laws generally affecting the enforceability of creditors' rights and to general principles of equity.

          E. All terms and conditions of the Bank's commitment letters to the Borrower for the Loan have been satisfied and fulfilled, to the reasonable satisfaction of the Bank.

          F. To the best knowledge of the Borrower, no event has occurred or failed to occur that would have a Material Adverse Effect on the financial condition of the Borrower, as set forth in its December 31, 1998 annual financial statements, and in its subsequent quarterly financial statements.

          G. The Borrower shall have certified that the execution of the Loan Documents shall not cause any default which would have a Material Adverse Effect on Borrower under any other contract or agreement to which the Borrower is subject.

          H. The Borrower shall have paid or agreed to make payment of all reasonable expenses actually incurred in connection with the closing of the Loan, including, without limitation, insurance premiums, audit charges and attorneys' fees.

     5. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

          A. Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

          B. Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all material laws and regulatory requirements to which it is subject.

          C. Binding Agreement. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and similar laws and other laws generally affecting the enforceability of creditors' rights and to general principles of equity.

          D.  Litigation.  There is no material  proceeding  involving  Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed in Schedule A attached hereto.

          E. No Conflicting Agreements. There is no charter, bylaw, stock provision or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents, and violation of which would have a Material Adverse Effect on the Borrower.

          F. Ownership of Assets. Borrower has good title to, or a valid leasehold interest in, its assets, and its assets are free and clear of liens, except those granted to Bank, except as disclosed in Schedule B attached hereto.

          G. Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and Borrower has filed all tax returns which it is required to file, or has been granted extensions of time to file such tax returns.

          H. Financial Statements. The audited financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, with respect to Borrower, and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's or such companies' financial condition or operations since September 30, 1999. To the best of its knowledge, all factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

          I. Place of Business. Borrower's chief executive office is located at:
     3195 Centre Park Blvd, North Carolina 27107.

          J. Environmental Matters. To the best of Borrower's knowledge after diligent investigation, the conduct of Borrower's business operations does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and Borrower will not use or permit any other party to use any Hazardous Materials at Borrower's places of business except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant. Borrower agrees to reimburse Bank on demand for the reasonable costs of one such environmental investigation and audit annually. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

          K. No Material Adverse Effect. Neither this Agreement nor any of the Loan Documents, nor any written statements when furnished to the Bank by or on behalf of the Borrower in connection with the Loans or the Loan
     Documents, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. To the best knowledge of the Borrower, there is no material fact that the Borrower has not disclosed to the Bank in writing that would reasonably be deemed to have a Material Adverse Effect on the Borrower.

          L. Year 2000 Compliance. Borrower represents that it has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' businesses and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower or any of its subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented that plan in accordance with that timetable. Borrower represents that all computer applications that are material to its or any of its subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so will not have a material adverse effect on its business, financial condition, or ability to repay the Loan.

          M. Continuation of Representation and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future advance under the Loan; provided, however, that the Borrower shall have no duty to update any schedules or exhibits to this Agreement at the time of any advance absent the occurrence of a change that would have a Material Adverse Effect on the Borrower.

     6. AFFIRMATIVE COVENANTS. Until full payment and performance of all Obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

          A. Financial Condition. Maintain Borrower's financial condition, determined in accordance with GAAP applied on a consistent basis throughout the period involved, as follows:

          (i) Maintain a Tangible Net Worth of not less than $1,250,000 at December 31, 1999 and as of the end of each fiscal quarter thereafter.

          B. Financial Statements and Other Information. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire. Borrower agrees to reimburse the Bank on demand for the reasonable costs of one such inspection annually. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

          (i) Furnish to Bank audited consolidated financial statements of Borrower for each fiscal year of Borrower, within 120 days after the close of each such fiscal year.

          (ii) Furnish to Bank monthly consolidated financial statements (including a balance sheet and profit and loss statement) of Borrower, which shall be prepared by Borrower, for each month of each fiscal year of Borrower, within 30 days after the end of each month.

          (iii) Furnish to Bank a compliance certificate for (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants, which compliance certificate shall be substantially in the form of Exhibit B attached hereto.

          (iv) Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower from time to time, as Bank may reasonably request. Without limiting the scope of the preceding sentence, Borrower shall furnish Bank a copy of its quarterly report on Form 10-Q promptly upon the filing thereof with the Securities and Exchange Commission.

          C. Insurance. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and with respect to insurance on the Collateral, to contain a mortgagee clause naming Bank as a loss payee or an additional insured (as applicable) as its interest may appear and providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan and 30 days prior to each policy renewal.

          D. Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

          E. Adverse  Conditions or Events.  Promptly  advise Bank in writing of
     (i) any condition, event or act which comes to its attention that Borrower reasonably believes would or might have a Material Adverse Effect, (ii) any litigation filed by or against Borrower, an adverse outcome of which could reasonably be expected to have a Material Adverse Effect on Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $500,000.00.

          F. Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

          G. Maintenance. Maintain all of its tangible property in good condition and repair, excepting ordinary wear and tear, and make all necessary replacements thereof (provided that Borrower shall not be required to maintain any obsolete or immaterial property), and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

          H. Notification of Environmental Claims. Borrower shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations.

          I. Notification of Lack of Year 2000 Compliance. Borrower further represents that it will promptly notify the Bank in the event Borrower discovers or determines that any computer application that is material to its or any of its subsidiaries' businesses and operations is not Year 2000 compliant, except to the extent that such failure will not have a material adverse effect on its business, financial condition or ability to repay the Loan.

     7. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

          A. Ownership and Management. Make or permit to be made any material change in the ownership or executive management of the Borrower.

          B. Transfer of Assets or Control. Sell, lease, sell and leaseback, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower or form or acquire any subsidiary. It is provided, however, that this covenant shall not prohibit Borrower from entering into that certain joint venture with Schoeller Textil AG, as has been disclosed to the Bank prior to the date hereof.

          C. Liens. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, other than Permitted Liens. It is expressly provided, however, that leases for office equipment and vehicles entered into in the normal course of Borrower's business shall not be subject to this covenant.

          D. Extensions of Credit. Make any loan or advance to any individual, partnership, corporation or other entity, except advances to employees of the Borrower for expenses incurred in the ordinary course of business.

          E. Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, lease payments under capital leases, as surety or guarantor for the debt for another, or otherwise), other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business; and existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

          F. Dividends and Distributions. Pay any dividend (other than dividends payable in capital stock of Borrower) or make any distribution on any shares of any class of its capital stock, other than in the normal course of Borrower's business, or apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of Borrower, or in any way amend its capital structure.

          G. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

     8. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if it shall default in the payment of any amounts due and owing under the Loan. Borrower shall also be in default if it should fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, assignment, pledge or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of Bank of America Corporation, and such default shall continue uncured for a period of thirty (30) days; provided, further, that if the Borrower has undertaken to cure any such default and is diligently prosecuting such cure, to the reasonable satisfaction of Bank, it shall not constitute a default under this Agreement if the subject default remains uncured beyond thirty (30) days.

     9. REMEDIES UPON DEFAULT. If an event of default shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

     10. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:



         Borrower:         Frisby Technologies, Inc.
                           3195 Centre Park Blvd
                           Winston-Salem, NC 27107
                           Attn:    Stephen Villa
                                    Chief Financial Officer

         With a copy to:

                           Ruskin, Moscou, Evans & Faltischek, P.C.
                           170 Old Country Road
                           Mineola, New York 11501
                           Attn: Norman Friedland, Esq.


         Bank:             Bank of America, N.A.
                           380 Knollwood Street
                           Winston-Salem, NC 27103
                           Attn: Ty Daurity
                                    Commercial Banking Officer

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

          A. If sent by hand delivery, upon delivery;

          B. If sent by a nationally-recognized overnight courier, on the business day following the date sent; or

          C. If sent by mail,  upon the  earlier  of the date of receipt or five
     (5) days after deposit in the U.S. Mail, first class postage prepaid.

     11. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), incurred by Bank in connection with (A) negotiation and preparation of this Agreement and each of the Loan Documents, and (B) Bank's continued administration thereof. Whenever in the Loan Documents reference is made to "attorneys' fees" or "counsel fees", each such reference shall mean and refer to the reasonable fees (and expenses) actually incurred by the party retaining such attorneys or counsel.

     12. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

          A. Cumulative Rights and No Waiver. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

          B. Applicable Law. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of North Carolina and applicable federal law.

          C. Amendment. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

          D. Documents. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

          E. Partial  Invalidity.  The  unenforceability  or  invalidity  of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

          F. Indemnification. Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the worker's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loans and foreclosure of the Deed of Trust securing the Loans.

          G. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loans and shall continue in full force and effect so long as the Loans are outstanding or the obligation of the Bank to make any advances under the Line of Credit shall not have expired.

          H. Updated Appraisals and Maintenance of Collateral Value. Bank may at its option, at Borrower's expense, obtain an appraisal of any Collateral securing payment of the Loan, which appraisal shall be prepared in accordance with applicable bank regulatory agency regulations and the written instructions from Bank by a third-party appraiser engaged directly by Bank. The costs of each such appraisal shall be payable by Borrower to Bank on demand. If such appraisal shows the market value of the Collateral has declined, Borrower agrees that, upon demand by Bank, it will immediately either pledge additional collateral in form and substance satisfactory to Bank or make such payments as shall be necessary to reduce the principal balance outstanding under the Loan.

     13. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW). THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE, INC., OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS AGREEMENT AND ADMINISTERED BY J.A.M.S., WHICH WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY
     ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     14. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.














     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.


                                    BORROWER:

                                    FRISBY TECHNOLOGIES, INC.

ATTEST:
                                    By:/s/ Stephen Villa
                                       -------------------
/s/ Douglas McCrosson               Title: Chief Financial Officer
---------------------                      -----------------------

     Secretary
  [Corporate Seal]


                                    BANK:

                                    BANK OF AMERICA, N.A.

                                    By:/s/
                                       -------------------------------
                                    Title: Commercial Banking Officer
                                           ---------------------------

                                    EXHIBIT A
                            BORROWING BASE AGREEMENT

  [ THIS BORROWING BASE AGREEMENT CONTAINS SOME PROVISIONS PRECEDED BY BOXES. IF MARKED, THE PROVISION APPLIES TO THIS TRANSACTION. IF NOT MARKED, THE PROVISION
                       DOES NOT APPLY TO THIS TRANSACTION.]

     1. Borrowing Base. The aggregate principal amount of all amounts from time to time advanced pursuant to the terms of that promissory note dated February___, 2000 in the principal amount of $2,000,000 (the "Note") shall not exceed the Maximum Amount.

     "Maximum Amount" shall mean the lesser of $2,000,000 or the Borrowing Base. The "Borrowing Base" at any time, shall be equal to 80% of Eligible Accounts Receivable, plus 50% of Eligible Inventory, plus 50% of the net book value of Equipment, as follows:

     As used herein, "Eligible Accounts Receivable" shall mean all Accounts Receivable of Borrower which have been created in the ordinary course of Borrower's business and for which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and shall not include:

          [x] any account which remains unpaid more than ninety (90) days past the invoice date;

          [x] any account for which there exists a right of set off, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) and for which no defense or counterclaim has been asserted;

          [_] any account which represents an obligation of any local, state or federal governmental agency or entity;

          [x] Any account which arises out of a contract or order which, by its terms, forbids or makes void or unenforceable any assignment by Borrower to Bank of the account receivable arising with respect thereto;

          [x] Any account arising from a "sale on approval," "sale or return," "consignment," or subject to any other repurchase or return agreement;

          [_] any account which represents an obligation of a customer which is not a resident of the United States, unless such account is supported by a letter of credit in form and substance acceptable to Bank;

          [x] Any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, parent or subsidiary of Borrower;

          [x] Any account which represents an obligation of a Customer of Borrower when 80% or more of Borrower's accounts from such Customer are not eligible pursuant to the foregoing formula;

          [x] Any unapplied credits over 90 days old;

          and any account on which the Bank is not or does not continue to be, in the Bank's sole discretion, satisfied with the credit standing of the Customer of Borrower in relation to the amount of credit extended.

     "Accounts Receivable" shall mean all of the Borrower's accounts, instruments, contract rights, chattel paper, documents, and general intangibles arising from the sale of goods and/or the rendition of services by the Borrower in the ordinary course of business, and the proceeds thereof and all security and guaranties therefor, whether now existing or hereafter created, and all returned, reclaimed or repossessed goods, and all books and records pertaining to the foregoing.

     "Eligible Inventory" shall mean the Borrower's finished goods inventory, which is currently salable.

     "Equipment"  means  all  non-obsolete   machinery  and  equipment  that  is
currently useable in the normal course of business of the Borrower.

     2. Advances. The amounts of advances under the Note shall be determined in the sole discretion of the Bank consistent with the value of the Eligible Accounts Receivable, the Eligible Inventory, and the Equipment, taking into account all fluctuations of the value thereof in light of the Bank's experience and sound business principles. The Bank shall be under no obligation to make any advance to Borrower in excess of the limitations stated above.

     3. Reporting. In addition to any reporting requirements required under the Loan Agreement to which this Borrowing Base Agreement is attached, the Borrower will submit the following in form and substance satisfactory to Bank:

          [x] Accounts Receivable Aging. Not later than fifteen (15) days after and as of the end of each month, a listing of accounts receivable aged from date of invoice.

          [x] Borrowing Base Certificate. Not later than thirty (30) days after the end of each fiscal month, Borrower will submit a Borrowing Base Certificate in the form attached hereto as Exhibit A-1. Borrower shall also submit a Borrowing Base Certificate with any request for an advance under the Note, if the most recent Borrowing Base Certificate was provided to the Bank more than ten days prior to such request.

     4. [ ] Lock Box Arrangement. Bank and Borrower shall, upon request of Bank, establish and maintain one or more special lock box or blocked accounts for the collection of the Accounts Receivables. Each such special account shall be with a bank satisfactory to the Bank (which may be an affiliate of the Bank) and shall be subject to the Bank's standard form agreement. Any checks or other remittances against Accounts Receivables which are received by the Borrower shall be held in trust for the Bank and turned over by the Borrower to the Bank or to a person designated by the Bank in the identical form received (except for any necessary endorsement) as speedily as possible.

     5. Mandatory Payment. In the event the aggregate principal outstanding balance of advances under the Revolver exceeds the Maximum Amount, Borrower shall immediately and without notice or demand of any kind, make such payments as shall be necessary to reduce the principal balance of the Revolver below the Maximum Amount.


Borrower:                                   Bank:

FRISBY TECHNOLOGIES, INC.                   BANK OF AMERICA, N.A.

By:   /s/Stephen Villa (Seal)               By: /s/________________(Seal)
Name: STEPHEN VILLA                        Name: /s/________________
Title: Chief Financial Officer             Title: Commercial Banking Officer

                                   EXHIBIT A-1
                           BORROWING BASE CERTIFICATE

Status as of _______________, 19___.

In accordance with the terms of the Borrowing Base Agreement attached as Exhibit A to that Loan Agreement dated February ___, 2000, by and between Frisby Technologies, Inc. and Bank of America, N.A., we hereby represent and warrant as follows:

1.       Total Accounts Receivable                                     $____________

2.       Less ineligible accounts receivable
         (as set forth in the Borrowing Base
         Agreement)                         $____________

3.       Eligible Accounts Receivable       $____________

4.       80% of Eligible Accounts Receivable                  $____________

5.       Eligible Inventory:                $____________

6.       50% of Eligible Inventory                                     $____________

7.       Net Book Value ("NBV")
         of Equipment                       $____________

8.       50% of NBV of Equipment                                       $____________

9.       Line 4 + Line 6 + Line 8                                      $____________

10.      Maximum loan amount                                           $2,000,000.00

11.      Outstanding balance as of report date                         $____________

12.      Available for further advances (lesser of line 9 or line 10
         minus line 11)                                                $____________

13.      If line 12 is negative, amount to be
         repaid immediately to Bank                           $____________


     The undersigned does hereby certify that the foregoing is true and correct. The undersigned does further acknowledge that the Bank is relying upon this certificate and any supporting documents to grant or continue to grant credit to it, and further warrants and represents that no event of default has occurred, or would, with the passage of time or the giving of notice, or both, occur under the above-referenced Loan Agreement.

Borrower:

FRISBY TECHNOLOGIES, INC.

By:________________________________
Title: ____________________________

                                   SCHEDULE A
                              (Pending Litigation)

                                   SCHEDULE B
                        (Liens, encumbrances and leases)

                                    EXHIBIT B
                        (Form of Compliance Certificate)

                             COMPLIANCE CERTIFICATE

     This Compliance Certificate is delivered pursuant to Section 6(B)(iii) of the Loan Agreement dated as of February__, 2000 (together with all amendments and modifications, if any, from time to time made thereto, the "Loan Agreement"), between Frisby Technologies, Inc. (the "Borrower") and Bank of America, N.A. Unless otherwise defined, terms used herein have the meanings provided in the Loan Agreement.

     The undersigned, being the duly elected, qualified and acting Chief Financial Officer of the Borrower, on behalf of the Borrower and solely in his or her capacity as an officer of the Borrower, hereby certifies and warrants that:

     1. He/she is the Chief Financial Officer of the Borrower and that, as such, he/she is authorized to execute this certificate on behalf of the Borrower.

     2. As of ________________, 20____:

              (a) The Borrower was not in default of any of the provisions of the Loan Agreement during the period as to which this Compliance Certificate relates;

              (b)     The Borrower's Tangible Net Worth was $__________________;


     IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ______ day of ______________, 20____.


                              FRISBY TECHNOLOGIES, INC.

                              By: _____________________________________
                              Title: Chief Financial Officer